Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

March [●], 2017

B. Riley Financial, Inc.,

    21255 Burbank Blvd, Suite 400,

        Woodland Hills, California 91367.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of [•] shares (the “Securities”) of Common Stock, par value $0.0001 per share, of B. Riley Financial, Inc., a Delaware corporation (the “Company”), to be issued to the holders of shares of common stock of FBR & Co., a Virginia Corporation (“FBR”), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 15, 2017, and effective as of February 17, 2017, by and among FBR, the Company and BRC Merger Sub, LLC, a Delaware limited liability company (the “Merger Agreement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that, when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act and the Securities have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Opinions” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,